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                                                                    EXHIBIT 3(i)

                         CERTIFICATE OF INCORPORATION
                                      OF
                            EAST WEST BANCORP, INC.


                                   ARTICLE I
                                      NAME

     The name of the corporation is East West Bancorp, Inc. (herein the "Corporation").


                                   ARTICLE II
                               REGISTERED OFFICE

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III
                                     POWERS

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV
                                      TERM

     The Corporation is to have perpetual existence.


                                   ARTICLE V
                                  INCORPORATOR

     The name and mailing address of the incorporator is as follows:

     Name                       Mailing Address
     ----                       ---------------

     Kevin F. Donnelly          11355 West Olympic Boulevard
                                Los Angeles, California   90064


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                                   ARTICLE VI
                                 CAPITAL STOCK

     Section 1.  The total number of shares of all classes of capital stock
     ---------
which the Corporation has authority to issue is 55,000,000 as follows: (a) 50,000,000 of common stock, $.001 par value per share ("Common Stock"), and (b) 5,000,000 of preferred stock, $.001 par value per share ("Preferred Stock").

     Section 2.  The shares may be issued by the Corporation without the
     ---------
approval of stockholders, except as otherwise provided in this Article VI or the rules of a national securities exchange, if applicable. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the Board of Directors of the Corporation ("Board of Directors") as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

     Section 3.  The designations, preferences, qualifications, privileges,
     ---------
limitations and restrictions of the classes of stock of the Corporation and the express grant of authority to the Board of Directors to fix by resolution the designations, preferences, qualifications, privileges, limitations, and restrictions relating to the classes of stock of the Corporation which are not fixed by this Certificate of Incorporation, are as follows:

             (a) Common Stock
                 ------------

                 (i) Voting.  Except as provided in this Certificate, and
                     ------
subject to the rights of holders of any series of Preferred Stock then outstanding or any other securities of the Corporation , the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holders.

                 (ii) Dividends.  Whenever there shall have been paid, or
                      ---------
declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when as declared by the Board of Directors of the Corporation.

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          (iii)  Liquidation. In the event of any liquidation, dissolution or
                 -----------
winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any event, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

          Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation.

          (b)  Preferred Stock
               ---------------

          The Board of Directors is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of Preferred Stock in one or more series and to fix and state the powers, designations, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, including, but not limited to determination of any of the following:

          (i) The distinctive serial designation, the number of shares constituting such series and the stated value thereof if different from the par value thereof;

          (ii) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

          (iii) The voting powers, full or limited, if any, of the shares of such series;

          (iv) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

          (v) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation;

          (vi) Whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;

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          (vii)  Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (viii) The subscription or purchase price and form of consideration for which the shares of such series shall be issued;

          (ix) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Preferred Stock and whether such shares may be reissued as shares of the same or any other series of Preferred Stock.

          (x)    The ranking (be it pari passu, junior or senior) of each class
                                    ---- -----
or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

          (xi) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

          Each share of each series of Preferred Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

          The powers, preferences and relative, participating, optional and other special rights of each class of stock and of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding.

                                  ARTICLE VII
                               PREEMPTIVE RIGHTS

     No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the Board of Directors of the Corporation to such persons, firms,

                                       4
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corporations, or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

                                  ARTICLE VIII
                              REPURCHASE OF SHARES

     The Corporation may from time to time, pursuant to authorization by the Board of Directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the Board of Directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law or regulation.

                                   ARTICLE IX
                  MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING

     Section 1.     Subject to the terms of any series of Preferred Stock or any
     ---------
other securities of the Corporation having a preference over the Common Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by a majority of the Board of Directors, the Chairman of the Board or President, or by the written request of the holders of not less than 10% of the voting power of all outstanding shares of Voting Stock regardless of class. Special meetings may not be called by any other person or persons. Each special meeting shall be held at such date and time as is requested by the person or persons calling the meeting, within the limits fixed by law.

     Section 2.     Subject to the terms of any series of Preferred Stock or any
     ---------
other securities of the Corporation having a preference over the Common Stock, any action required or permitted to be taken by the stockholders of the Corporation may be effected at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation, or by the written consent of the holders of outstanding shares of Voting Stock having not less than 66-2/3% of the voting power of all outstanding shares of Voting Stock regardless of class and voting together as a single voting class, unless such action requiring or permitting stockholder approval is approved by a majority of the Disinterested Directors, in which case such action may be authorized or taken by the written consent of the holders of outstanding shares of Voting Stock having not less than the minimum voting power that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted, provided all other requirements of applicable law and this Certificate of Incorporation have been satisfied.

     Section 3.     There shall be no cumulative voting by stockholders of any
     ---------
class or series in the election of directors of the Corporation.

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     Section 4.     Meetings of stockholders may be held within or without the
     ---------
State of Delaware, as the Bylaws of the Corporation may provide.

     Section 5.     Election of Directors need not be ballot unless the Bylaws
     ---------
so provide.

                                   ARTICLE X
                      NOTICE FOR NOMINATIONS AND PROPOSALS

     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                   ARTICLE XI
                                   DIRECTORS

     Section 1.     The business and affairs of the Corporation shall be managed
     ---------
by or under the direction of the Board of Directors. Except as may be otherwise provided by the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, the exact number of directors of the Corporation shall be fixed by or in the manner provided in the bylaws of the Corporation (the "Bylaws") and such number may from time to time be increased or decreased in accordance with the provisions thereof, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds (2/3rds) of the directors then in office shall concur in said action, subject to the rights of holders of any series of Preferred Stock or any other securities of the Corporation then outstanding . Vacancies in the Board of Directors, however caused, and newly created directorships shall be filled by a vote of two-thirds (2/3rds) of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

     Section 2.     Except as otherwise provided by the terms of any series of
     ---------
Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, any director of the Corporation, other than those who may be elected pursuant to the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the Bylaws. The terms of the initial directors shall be determined by the Board of Directors, with one class designated as elected for a one year term, the second class designated as elected for a two year term and the third class designated as elected for a three year term. At the annual meeting of stockholders of the Corporation in the year following the organizational meeting and at each subsequent annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected to hold office

                                       6
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for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

     Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in the immediately preceding paragraph.

     Section 3.     Whenever the holders of any one or more series of Preferred
     ---------
Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article XI. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

     Section 4.     Except as otherwise provided by the terms of any series of
     ---------
Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, any director may be removed from office with cause only by: (i) the affirmative vote of a majority of the voting power of all outstanding shares of Voting Stock entitled to vote in connection with the election of such director, regardless of class and voting together as a single voting class, or (ii) the affirmative of vote of two-thirds (2/3rds) of the directors then in office, and without cause only by the affirmative vote of the holders of not less than 66-2/3% of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class. For purposes of this Section 4 of Article XI "cause" shall mean that the subject director shall have been (i) found by a court of competent jurisdiction to be of unsound mind, or (ii) convicted of a felony.

     Section 5.     In addition to the powers and authorities hereinabove or by
     ---------
statute expressly conferred upon them, the Board of Directors are hereby empowered to exercise all powers and do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the Board of Directors which would have been valid if that by-law had not been made.

                                       7
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                                  ARTICLE XII
                      ELIMINATION OF DIRECTORS' LIABILITY

     Directors of the Corporation shall have no liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article XII shall not eliminate liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE XIII
                                INDEMNIFICATION

     Section 1.  The Corporation shall indemnify to the maximum extent
     ---------
permitted by law:

            (a) any person who is or was a director or executive officer of the Corporation; and

            (b) any person who serves or served at the Corporation's request as a director, officer, employee, partner, or trustee of another corporation, partnership, joint venture, trust, or other enterprise.

     Section 2.  The Corporation may pay in advance any expenses (including
     ---------
attorneys' fees) which may become subject to indemnification under this Article XIII if the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that the person is not entitled to indemnification by the Corporation under this Article XIII.

     Section 3.  Any  indemnification and advancement of expenses provided by
     ---------
Sections 1 and 2 of this Article XIII or otherwise granted pursuant to Delaware law shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders, or Disinterested Directors, or otherwise.

     Section 4.  The  indemnification and advance payment provided by
     ---------
Sections 1 and 2 of this Article XIII shall continue as to a person who has ceased to hold a position named in Section 1 of this Article XIII and shall inure to the person's heirs, executors, and administrators.

     Section 5.  The Corporation may purchase and maintain insurance on
     ---------
behalf of any person who holds or who has held any position named in Section 1 of this Article XIII, against any liability asserted against the person and incurred by the person in any such position, or arising out of the person's status as such, whether or not the Corporation would have power to indemnify the person against such liability under Section 1 of this Article XIII.

     Section 6.  If Delaware law is amended to permit further indemnification
     ---------
of the directors and executive officers of the Corporation, then the Corporation shall indemnify persons to the fullest extent permitted by Delaware law, as so amended. Any repeal or modification of this Article XIII by the stockholders of the Corporation shall not adversely affect any right or protection of a person existing at the time of such repeal or modification.

                                  ARTICLE XIV
                       APPROVAL OF BUSINESS COMBINATIONS

     Section 1.  Subject to the provisions of Section 2 of this Article XIV,
     ---------
in addition to any vote required by law or by this Certificate of Incorporation or the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock, a Business Combination (as defined in paragraph (b) of Section 3 of this Article XIV) shall be approved by the affirmative vote of the holders of not less than:

            (a) 66-2/3% of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class; and

            (b) a majority of the voting power of all outstanding shares of Voting Stock, other than shares held by (i) an Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination or (ii) an Affiliate or Associate of such Interested Stockholder, regardless of class and voting together as a single voting class.

     The affirmative votes referred to in paragraphs (a) and (b) of this Section 1 shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or proportion may be specified, by law, or by this Certificate of Incorporation or by the term of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Sock or in any agreement between the Corporation and any other person, including a national securities exchange, or otherwise.

     Section 2.  Notwithstanding the provisions of Section 1 of this Article
     ---------
XIV, a Business Combination may be approved if all of the conditions specified in either of the following paragraphs (a) or (b) have been satisfied:

            (a) both of the following conditions specified in clauses (i) and
(ii) of this paragraph (a) have been satisfied:

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

          (i) there are one or more Disinterested Directors and a majority of such Disinterested Directors shall have approved such Business Combination; and

          (ii) such Business Combination shall have been approved by the affirmative vote of the Corporation's stockholders required by law, if any, such vote is so required; or

      (b) all of the following conditions specified in clauses (i) through
(vii) of this paragraph (b) have been satisfied:

          (i) such Business Combination shall have been approved by the affirmative vote of holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class:

          (ii) the aggregate amount of (A) the cash and (B) the Fair Market Value (as defined in paragraph (i) of Section 3 of this Article XIV), as of the date of the consummation of the Business Combination (the "Consummation Date"), of consideration other than cash received or to be received, per share, by holders of shares of Common Stock in such Business Combination, shall be at least equal to the greatest per share amount determined under the following alternatives:

                (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by or on behalf of the Interested Stockholder or any Affiliate or Associate of such Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination for any shares of Common Stock in connection with the acquisition by such interested Stockholder or any such Affiliate or Associate of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to and including the date of the final public announcement of the terms of the proposed Business Combination (the "Announcement Date"), or (y) in the transaction in which such Interested Stockholder became an interested Stockholder, whichever is higher; and

                (2) the Fair Market Value per share of Common Stock (x) on the Announcement Date, or (y) on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher;

          (iii) the aggregate amount of (A) the cash and (B) the Fair Market Value, as of the Consummation Date, of consideration other than cash received or to be received, per share, by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock in such Business Combination, shall be at least equal to the highest amount determined under clauses (1), (2), and (3) below (it being intended that the requirements of this clause (iii) shall be required to be met with respect to every class or series of outstanding Voting Stock other than Common Stock, whether or not such Interested Stockholder (or such Affiliate or Associate) has previously acquired any shares of a particular class or series of Voting Stock);

                (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or agreed to be paid by or on behalf of the Interested Stockholder or any Affiliate or Associate of such Interested Stockholder which is (or the Affiliate or Associate of which is) a party to such Business Combination for any shares of such class or series of Voting Stock in connection with the acquisition by such Interested Stockholder or any such Affiliated or Associate of beneficial ownership of shares of such class or series of Voting Stock (x) within the two-year period immediately prior to the Announcement Date, or (y) in the transaction in which such Interested Stockholder became an Interested Stockholder, whichever is higher;

                (2) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of voting stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event; and

                (3) the Fair Market Value per share of such class or series of Voting Stock (x) on the Announcement Date, or (y) on the Determination Date, whichever is higher;

          (iv) the consideration to be received by the holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder (or any Affiliate or Associate of such Interested Stockholder) has previously paid (or agreed to pay) for shares of such class or series of Voting Stock. If the Interested Stockholder and/or his Affiliates or Associates paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received by holders of shares of such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by such Interested Stockholder and his Affiliates and Associates. The price determined in accordance with clauses (ii) and (iii) of this paragraph (b) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event;

          (v) after the Determination Date and prior to the consummation of such Business Combination, neither such Interested Stockholder nor any of its Affiliates or Associates shall have become the beneficial owner of any additional shares of Voting Stock, except (A) as part of the transaction which resulted in such Interested Stockholder becoming an Interested Stockholder, (B) upon the exercise of options or warrants granted prior to, or the conversion of convertible securities acquired prior to, the Determination Date, (C) pursuant to any employee benefit plan, including without limitation a stock plan, maintained by the Corporation or any Subsidiary, regardless of the date of acquisition of such beneficial ownership, or (D) as a result of a stock split or a pro rata stock dividend;

          (vi) after the Determination Date and prior to the consummation of such Business Combination, neither such Interested Stockholder nor any of its Affiliates or Associates shall have received the benefit, directly or indirectly (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation (other than any of the foregoing provided under an employee benefit plan of the Corporation or any subsidiary, including without limitation stock option plans), whether in anticipation of or in connection with such Business Combination or otherwise; and

               (vii) a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such act, rules and/or regulations) shall be mailed to stockholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such act, rules and/or regulations or such subsequent provisions).

     Section 3.     For purposes of this Certificate of Incorporation, the
     ---------
following definitions shall apply:

          (a) "Disinterested Director" means, with respect to any Business Combination with, or proposed by or on behalf of, an Interested Stockholder (or his Affiliate or Associate) and with respect to any proposal by or on behalf of an Interested Stockholder (or his Affiliate or Associate) to amend or repeal any provision of this Certificate of Incorporation the amendment or repeal of which is governed by Article XVI hereof, any member of the Board of Directors of the Corporation who is not such Interested Stockholder or an Affiliate or Associate of such Interested Stockholder and who was a member of the Board of Directors of this Corporation prior to the time that the Interested Stockholder became an Interested Stockholder. The term "Disinterested Director" includes a successor to any such director if the successor is neither the Interested Stockholder nor an Affiliate or Associate of the Interested Stockholder and was recommended or elected to succeed the Disinterested Director on the Board by a majority of Disinterested Directors then on the Board. In connection with any vote, action or approval by the Board of Directors not involving a Business Combination with, or proposal by or on behalf of, an Interested Stockholder (or his Affiliate or Associate) the term "Disinterested Director" means any member of the Board of Directors then in office.

          (b)  "Business Combination" means:

               (i) any merger or consolidation of the Corporation or any Subsidiary (as defined in paragraph (h) of this Section 3) with or into (A) any Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) which immediately before is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder.

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Interested Stockholder, Affiliate and/or any Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary, where such assets have an aggregate Fair Market Value of $1,000,000 or more;

          (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary, to a person which, immediately prior to such issuance or transfer, is an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, where such equity securities have an aggregate Fair Market Value of $1,000,000 or more;

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

          (v) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder), which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or by any Affiliate or Associate of any Interested Stockholder; or

          (vi) any agreement, contract or other arrangement providing for any of the transactions described in clauses (i) through (v) of this paragraph
(b).

       (c) A "person" means an individual, firm, partnership, trust, corporation or other entity.

       (d) "Interested Stockholder" means, as of any given date, any person who or which:

          (i) is the beneficial owner (as defined in paragraph (e) of this Section 3), directly or indirectly, of 10% or more of the voting power of (A) all outstanding shares of Voting Stock or (B) all outstanding shares of the capital stock of a Subsidiary having general voting power ("Subsidiary Stock");

          (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to such date was the beneficial owner, directly or indirectly, or 10% or more of the voting power of all outstanding shares of Voting Stock or all outstanding grew of Subsidiary Stock; or

          (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock or Subsidiary Stock which were, at any time within the two-year period immediately prior to such date, beneficially owned by any person who at such time was an Interested Stockholder, unless such assignment or succession shall have occurred in the course of a transaction or series of transactions involving the purchase of shares in a public offering within the meaning of the Securities Act of 1933, as amended, or open market purchases of shares, if in either case the price and other terms of sale are not negotiated by the purchaser and seller of such shares; provided, however, that the term "Interested Stockholder" shall not include (A) the Corporation or any Subsidiary or (B) any employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity.

          (e) A person is the "beneficial owner" of any shares of capital stock:

                (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

                (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                (iii) which are beneficially owned, directly or indirectly, by any other person with which such first-mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation or a Subsidiary, as the case may be.

          (f) "Voting Stock" means the capital stock of the Corporation entitled to be voted generally in the election of directors. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph
(d) of this Section 3, the number of shares of Voting Stock or Subsidiary Stock, as the case may be, deemed to be outstanding shall include shares deemed owned by a beneficial owner through application of paragraph (e) of this Section 3, but shall not include any other shares of Voting Stock or Subsidiary Stock, as the case may be, which are not then outstanding but which may be issuable to any person pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (g) A person shall be deemed to be an "Affiliate" of a specified person, if such person directly, or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with, such specified person. A person shall be deemed to be an "Associate" of a specified person, if such person is (a) a corporation or organization (other than the Corporation or any Subsidiary) of which such specified person is an officer or partner or of which such specified person is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) a trust or other estate (other than any pension, profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary) in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, or (c) a relative or spouse of such specified person, or a relative of such spouse, who has the same home as such specified person.

          (h) "Subsidiary" means any corporation of which a majority of any class of equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities

Exchange Act of 1934, as amended, as in effect on January 1, 1986) is owned, directly or indirectly, by the Corporation.

          (i) "Fair Market Value" means, (i) in the case of stock, (A) the average of the last reported sale price per share of the Common Stock on the NASDAQ National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, for ten (10) consecutive Trading Days (as defined below) preceding the date of such computation, or (B) if not quoted as described in clause (A), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least fifteen of the thirty preceding Trading Days, or (C) if the Common Stock is listed or admitted for trading on any national securities exchange, the last reported sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed, or (D) if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors (or if there are no Disinterested Directors, then by a majority of the Board of Directors), and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors (or if there are no Disinterested Directors, then by a majority of the Board of Directors). As used herein, the term "Trading Days" means (x) if the Common Stock is quoted on the NASDAQ National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system, or (y) if not quoted as described in clause (x), days on which quotations are reported by the National Quotation Bureau Incorporated, or
(z) if the Common Stock is listed or admitted for trading or any national securities exchange, days on which such national securities exchange is open for business.

          (j) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash received or to be received" as used in clauses (ii) and (iii) of paragraph (b) of Section 2 of this Article XIV shall include the shares of Common Stock and/or the shares of any other class of Voting Stock retained by the holder of such shares.

     Section 4.     A majority of the Disinterested Directors shall have the
     ---------
power and duty to determine, for purposes of this Article XIV on the basis of information known to them: (a) whether a person is an Interested Stockholder,
(b) the number of shares of Voting Stock or Subsidiary Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether a person has an agreement, arrangement or understanding with another person as, to the matters referred to in clause (vi) of paragraph (b), or clause (ii) or (iii) of paragraph (e), of Section 3 of this Article XIV, (e) whether any particular assets of the Corporation and/or any Subsidiary have an aggregate Fair Market Value of $1,000,000 or more, or (f) whether the consideration received for the issuance or transfer of securities by the Corporation and/or any Subsidiary has an aggregate Fair Market Value of $1,000,000 or more. In furtherance and not in limitation of the preceding powers and duties set forth in this Section 4, a majority of the Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article XIV.

     Section 5.     Nothing contained in this Article XIV shall be construed to
     ---------
relieve any Interested Stockholder or any Affiliate or Associate thereof from any fiduciary obligation imposed by law.

     Section 6.     The fact that any action or transaction complies with the
     ---------
provisions of this Article XIV shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such action or transaction or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such action or transactions.

     Section 7.     To the maximum extent permissible under Section 262 of the
     ---------
General Corporation Law of the State of Delaware, the stockholders of the Corporation shall be entitled to the statutory appraisal rights provided therein, notwithstanding any exception otherwise provided therein, with respect to any Business Combination involving the Corporation and any Interested Stockholder (or any Affiliate or Associate of any Interested Stockholder), which requires, the affirmative vote specified in paragraph (a) of Section 1 of
Article XIV hereof.

                                   ARTICLE XV
                              EVALUATION OF OFFERS

     The Board of Directors of the Corporation, when evaluating any offer to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer: on the Corporation's present and future customers and employees and those of its subsidiaries; on the communities in which the Corporation and its subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a financial institution holding company; and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

                                  ARTICLE XVI
                     AMENDMENT OF BYLAWS OF THE CORPORATION

     In furtherance and not in limitation of the powers conferred by statute, a majority of the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend, and rescind the Bylaws of the Corporation. The Bylaws may be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than 66-2/3% of the voting power of all outstanding shares of Voting Stock (as defined in paragraph (f) of Section 3 of Article XIV hereof), regardless of class and voting together as a single voting class, and where such action is proposed by an Interested Stockholder as defined in paragraph (d) of Section 3 of Article XIV hereof), or by any Affiliate or Associate (each as defined in paragraph (g) of
Section 3 of Article XIV hereof) of an Interested Stockholder, including the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class, other than shares held by the Interested Stockholder which proposed (or the Affiliate or Associate of which proposed) such action, or any Affiliate or Associate of such Interested Stockholder; provided, however, that where such action is approved by a majority of the Disinterested Directors (as defined in paragraph (a) of Section 3 of Article XIV hereof), or by a majority of a quorum of the full Board of Directors if such proposal is not made by or on behalf of an Interested Stockholder or his Affiliate or Associate, the affirmative vote of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.

                                 ARTICLE XVII
                   AMENDMENT OF CERTIFICATE OF INCORPORATION

     Notwithstanding any requirements of law and other provisions of this Certificate of Incorporation, or the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation, or the terms of any series of Preferred Stock or any other securities of the Corporation having a preference over the Common Stock), the provisions set forth in this Article XVII and in Articles IX, X, XI, XII, XIII, XIV, XV and XVI hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than 66-2/3% of the voting power of all outstanding shares of Voting Stock regardless of class and voting together as a single voting class, and, where such action is proposed by an Interested Stockholder or by any Associate or Affiliate of an Interested Stockholder, including the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single class, other than shares beneficially owned by the Interested Stockholder which proposed (or the Affiliate or Associate of which proposed) such action, or beneficially owned by any Affiliate or Associate of such Interested Stockholder; provided, however, that where such action is approved by a majority of the Disinterested Directors (or by a majority of a quorum of the full Board of Directors if such proposal is not made by or on behalf of an Interested Stockholder or his Affiliate or Associate), the affirmative vote of a majority of the voting power of all outstanding shares of Voting Stock, regardless of class and voting together as a single voting class, shall be required for approval of such action.

     I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereto set my hand this the 26th day of August, 1998.

                               /s/ Kevin F. Donnelly
                               ----------------------------------------------
                               Kevin F. Donnelly, Incorporator